UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)               April 9, 1997


                                 ------------

                          METROLOGIC INSTRUMENTS, INC.
             (Exact name of registrant as specified in its charter)






           New Jersey                 0-24172                 22-1866172
(State or other jurisdiction of    (Commission File        (IRS Employer
 incorporation or organization)         Number)             identification No.)


                                  90 Coles Road
                           Blackwood, New Jersey 08012
                    (Address of principal executive offices)


        Registrant's telephone number, including area code: (609)228-8100

Item 5.          Other Events

                 On April 9, 1997, Metrologic Instruments, Inc. (the "Registrant") and PSC Inc. ("PSC") entered into an agreement providing for PSC to dismiss with prejudice its lawsuit against the Registrant and for the Registrant to dismiss its related counterclaims. In accordance with the agreement, no monies are required to be paid by either party to the other.

                 PSC had sued the Registrant in 1992 for infringement of PSC's U.S. Patent No. 4,652,750 ("'750 patent") in the United States District Court for the Western District of New York. The Registrant filed a counterclaim seeking declaratory judgment that its product did not infringe the `750 patent and that the `750 patent was invalid and unenforceable.

                 On April 10, 1997, in accordance with the terms of the agreement described above, the Registrant and PSC filed a Stipulation of Dismissal in the United States District Court for the Western District of New York.

Item 7.          Financial Statements and Exhibits

     c.       Exhibits

              The following exhibit is filed herewith:

              10.1 Agreement for Settlement, Dismissal of Claims and Mutual Releases dated April 9, 1997 between Metrologic Instruments, Inc. and PSC Inc.

              10.2 Stipulation of Dismissal filed April 10, 1997 in the United States District Court for the Western District of New York.





                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     METROLOGIC INSTRUMENTS, INC.



                                     By:/s/ C. Harry Knowles
                                         C. Harry Knowles
                                         President and CEO
April 17, 1997

                                  EXHIBIT INDEX

Exhibit No.                                                        Page Number


10.1         Agreement For Settlement, Dismissal of Claims and
             Mutual Releases dated April 9, 1997 between Metrologic
             Instruments, Inc. and PSC Inc.                             4

10.2         Stipulation of Dismissal filed April 10, 1997 in the
             United States District Court for the Western District
             of New York.                                               7